                                                                   Exhibit 10.40


                               RESELLER AGREEMENT


THIS AGREEMENT Dated For Reference the _____ day of April, 2000

BETWEEN:

          360NETWORKS INC.

          ("360")

AND:

          WORLDWIDE FIBER NETWORKS SERVICES LTD.

          ("Services")

AND:

          WFI URBANLINK LTD.

          ("Urbanlink")

WHEREAS:

A. Urbanlink has agreed to grant to Services, or to such other 360 Subsidiaries as 360 may specify from time to time, IRU capacity purchase agreements to acquire four OC-192s or the equivalent on each of the Strands, as hereinafter defined.

B. 360, Services and Urbanlink have entered into this Agreement to record their respective rights and obligations with respect to the capacity purchase agreements and certain related rights and obligations.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1   DEFINITIONS

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"Affiliate" has the meaning ascribed thereto under the CANADA BUSINESS CORPORATIONS ACT.

"Capacity Purchase Agreement" shall mean a Capacity Purchase Agreement in the form attached as Schedule "C", with such amendments as may be agreed between Services and Urbanlink, acting reasonably and in good faith.

"Capacity Service" means the service of providing the capacity pursuant to the Capacity Purchase Agreements that are in effect from time to time.

"Co-Development Strands" shall have the meaning ascribed thereto in the recitals.

"First Renewal Term" shall have the meaning provided in Section 6.2.

"Initial Term" shall have the meaning provided in Section 6.1.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a foreign state or political subdivision thereof or any agency of such state or subdivision.

"Phase I Strands" shall mean the Strands described in Schedule "A".

"Phase II Strands" shall mean the Strands described in Schedule "B" and any strands acquired by Urbanlink pursuant to any co-development arrangements with Services or its Affiliates.

"Renewal Terms" shall mean the First Renewal Term and the Second Renewal Term, as applicable.

"Second Renewal Term" shall have the meaning provided in Section 6.2.

"Strands" shall mean the Phase I Strands and the Phase II Strands.

1.2  SCHEDULES

The following schedules are attached to and form part of this Agreement:

                  SCHEDULE              TITLE

                      A                 Phase I Strands
                      B                 Phase II Strands
                      C                 Capacity Purchase Agreement

                                   ARTICLE 2
                          CAPACITY PURCHASE AGREEMENTS

2.1   PHASE I STRANDS

On the execution of this document, Services and Urbanlink shall execute a Capacity Purchase Agreement in the form attached as Schedule "C" or in such other form as may be agreed between Services and Urbanlink, acting reasonably and in good faith, in relation to the Phase I Strands.

2.2   ADDITIONAL STRANDS

On the acquisition of any of the Phase II Strands by Urbanlink, Services (or such other Subsidiary of 360 as 360 may designate from time to time by notice in writing to Urbanlink) shall execute a Capacity Purchase Agreement in the form attached as Schedule "C" or in such other form as may then be agreed between Services (or such designated Subsidiary of 360) and Urbanlink, acting reasonably and in good faith, in relation to such Phase II Strands.

2.3   CAPACITY

Unless otherwise agreed from time to time by 360 and Urbanlink, and except as specifically provided below, for each of the Strands, the Capacity Purchase Agreement shall be an IRU capacity agreement by which Services (or the designated Subsidiary of 360) shall acquire from Urbanlink an IRU capacity purchase agreement for four OC-192s or the equivalent on each such Strand, or such greater capacity as may result from the replacement or upgrading of telecommunications equipment, or the adding of telecommunications equipment, as described in Section 3.3. For each of the Strands described in Schedule A as being between Edmonton and Toronto, unless otherwise agreed from time to time by 360 and Urbanlink, the Capacity Purchase Agreement shall be an IRU capacity agreement by which Services (or the designated Subsidiary of 360) shall acquire from Urbanlink an IRU capacity agreement for eight OC-48s or the equivalent on each such Strand, or such greater capacity as may result from the replacement or upgrading of telecommunications equipment, or the adding of telecommunications equipment, as described in Section 3.3.

2.4   ELECTION TO ACCEPT REDUCED CAPACITY

By notice in writing to Urbanlink, Services (or the designated Subsidiary of 360) may elect to acquire less capacity than specified above; provided however that Services (or such designated Subsidiary) shall not elect to acquire units of capacity smaller than OC-48; and provided further that if Services (or such designated Subsidiary) so elects, Services (or such designated Subsidiary) may subsequently elect to acquire the balance of the capacity specified in Section
2.3. To the extent that a Capacity Purchase Agreement is for less than four OC-192s, the amount per Strand per route kilometer specified in Section 5.1 shall be prorated accordingly. For greater clarity, Urbanlink shall have the right to lease or IRU any remaining capacity to other customers.

                                   ARTICLE 3
                           PROVISIONING AND EQUIPMENT

3.1   URBANLINK EQUIPMENT

During the term of any Capacity Purchase Agreement, Urbanlink shall install the terminal equipment and take such additional actions as may be necessary from time to time to light these Strands to which the Capacity Purchase Agreement relates. The selection of the equipment shall be subject to the prior written approval of Services, acting reasonably, and in good faith. Without limiting the generality of the foregoing, it shall not be unreasonable for Services to consider the compatibility of such equipment with the other equipment owned or used by Services or other Subsidiaries of 360 in Canadian and other jurisdictions.

3.2   PROVISIONING

During the term of any Capacity Purchase Agreement:

      (a) Services and any designated Subsidiaries of 360 shall provide provisioning schedules to Urbanlink from time to time.

      (b) Services and any designated Subsidiaries of 360 shall provide notice in writing to Urbanlink within four days of receipt of a customer's request to provision the Capacity Service and shall provide not less than 30 days prior written notice before the effective date of the provisioning of such Capacity Service to a customer.

      (c) For greater clarity, the personnel effecting the purchasing and installation of terminal equipment shall be employees of Urbanlink or its contractors.

During the term of any Capacity Purchase Agreement, from time to time at the request of 360, Urbanlink shall provide Urbanlink personnel to effect provisioning and moves, adjustments and changes ("MAC") for Services customers and any designated Subsidiaries of 360. For such services, Services (or the designated Subsidiary of 360) shall pay to Urbanlink an amount equal to Urbanlink's direct costs of providing such services plus a margin agreed to between the parties.

3.3   EQUIPMENT UPGRADES

During the term of any Capacity Purchase Agreement, Services (or the designated Subsidiary of 360) shall have the option to elect from time to time to increase the capacity of all or any part of the Strands on the following terms:

      (a) If Services desires that Urbanlink replace or upgrade its telecommunications equipment, or add additional telecommunications equipment, in order to increase the capacity available to Services or the designated Subsidiary of 360, then Services (or the designated Subsidiary of 360) shall provide notice in writing to Urbanlink specifying its request in reasonable detail.

      (b) Within 15 days thereafter, representatives of 360 and Urbanlink shall meet to discuss such request, and shall negotiate reasonably and in good faith to reach mutual agreement on terms acceptable to both 360 and Urbanlink, acting reasonably, for payments and cost recovery, such terms to be consistent with the reasonable needs and requirements of Services, the designated Subsidiary of 360, Urbanlink, and the customers of Services and any designated Subsidiary of 360.

3.4   360 EQUIPMENT

For greater clarity, Services and any designated Subsidiaries of 360 may install their own combiners, multiplexing equipment, racks and any other equipment that is "exempt transmission apparatus" within the meaning of the TELECOMMUNICATIONS ACT (Canada).

                                   ARTICLE 4
                  CO-LOCATION FACILITIES AND INTERCONNECTIONS

4.1   CO-LOCATION FACILITIES FOR SERVICES

During the term of any Capacity Purchase Agreement, from time to time at the request of Services, Urbanlink shall grant to Services (or the designated Subsidiary of 360) the right to co-locate the telecommunications equipment of 360 or any of the Subsidiaries of 360 or the customers of any of them on premises owned or leased by Urbanlink, pursuant to the terms of a Co-Location Agreement having terms to be agreed between 360 and Urbanlink, acting reasonably and in good faith. The fees to be charged for such co-location facility shall be the fair market value of the provision of such co-location services, as determined by agreement between 360 and Urbanlink, acting reasonably.

4.2   CO-LOCATION FACILITIES FOR URBANLINK

During the term of any Capacity Purchase Agreement, from time to time at the request of Urbanlink, Services shall grant, or 360 shall cause the relevant 360 Subsidiary to grant to Urbanlink the right to co-locate Urbanlink's telecommunications equipment on premises owned or leased by 360, pursuant to the terms of a Co-Location Agreement having terms to be agreed between 360 and Urbanlink, acting reasonably and in good faith. The fees to be charged for such co-location facility shall be the fair market value of the provision of such co-location services, as determined by agreement between 360 and Urbanlink, acting reasonably.

                                   ARTICLE 5
                                    PAYMENT

5.1   CAPACITY PURCHASE PRICE

For each Capacity Purchase Agreement and subject to adjustment as provided in
Section 2.4, Services (or the designated Subsidiary of 360) shall pay to Urbanlink an amount (the "Specified Amount") agreed to between the parties per Strand per route kilometer multiplied by the number of strand route kilometers, payable in five equal instalments (for greater clarity, each instalment being 20% of such amount), the first instalment payable on the commencement of the provision of capacity under the Capacity Purchase Agreement, and the remaining payments to be paid on the first, second, third and fourth anniversary of the date of commencement of the provision of capacity under the Capacity Purchase Agreement.

                                   ARTICLE 6
                              TERM AND TERMINATION

6.1   TERM

The term of this Agreement will commence on the date of this Agreement and will continue for 5 years (the "Initial Term").

6.2   RENEWAL TERMS

360 shall have the right to renew this Reseller Agreement for two Renewal Terms of five years each, on the following terms:

      (a) By notice in writing to Urbanlink given on or before the expiry of the Initial Term, 360 may elect to renew this Agreement for an additional term of five years commencing on the expiry of the Initial Term (the "First Renewal Term") on all the terms contained in this Agreement except for the payment amount per Strand per route kilometer specified in Section 5.1.

      (b) By notice in writing to Urbanlink given on or before the expiry of the First Renewal Term, 360 may elect to renew this Agreement for an additional term of five years commencing on the expiry of the First Renewal Term (the "Second Renewal Term") on all the terms contained in this Agreement except for the payment amount per Strand per route kilometer specified in Section 5.1.

      (c) The payment amount per Strand per route kilometer during a Renewal Term shall be the fair market value per Strand per route kilometer for the rights granted under this Reseller Agreement on the date of commencement of the Renewal Term, as determined by agreement between 360 and Services or, failing agreement within three months after the commencement of the Renewal Term, as determined by arbitration pursuant to Section 7.1 of this Agreement.

6.3   SURVIVAL OF TERMS

Sections 3.1 to 5.1, 6.3, 7.1 to 7.18, the Capacity Purchase Agreements that are executed during the Initial Term or any Renewal Term, and such other provisions as may reasonably be expected to remain in force will survive the expiration or termination of this Agreement and will remain in full force and effect following such expiration or termination. The expiration or termination of this Agreement will not affect the rights of any party to make a claim for damages arising from a breach of any provision of this Agreement which occurred prior to such expiration or termination.

                                   ARTICLE 7
                                    GENERAL

7.1   ARBITRATION

All disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada.

7.2   GOVERNING LAW AND ATTORNMENT

This Agreement will be governed by and construed in accordance with the substantive laws of British Columbia and the federal laws of Canada applicable in British Columbia, without regard to the conflict of law rules of British Columbia. Subject to Section 7.1, the parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

7.3   TIME OF THE ESSENCE OF THE AGREEMENT

Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.

7.4   REMEDIES NOT EXCLUSIVE

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.

7.5   NOTICES

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing or emailing the same to the parties as follows:

      (a)   To 360 or Services at:

            Suite 1510, 1066 West Hastings Street
            Vancouver, B.C.  V6E 3X1

            Attention:    Catherine McEachern
            Fax No.:      (604) 681-099
            Email:        catherine.mceachern@wwfiber.com

      (b)   To Urbanlink at:

            Suite 1000, 1066 West Hastings Street
            Vancouver, B.C.  V6E 3X1

            Attention:    Bill Ramsey
            Fax No.:      (604) 681-5372
            Email:        bill.ramsey@wwfiber.com

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax or email, on the next business day after receipt of transmission. Any party may change its fax number or address for service or email address from time to time by written notice in accordance with this section.

7.6   ASSIGNMENT

      (a) This Agreement is not assignable by Urbanlink in whole or in part without the prior written consent of 360, such consent not to be unreasonably delayed. This Agreement is not assignable by 360 or Services without the prior written consent of Urbanlink, such consent not to be unreasonably delayed. Any attempt by any party to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void.

      (b) Notwithstanding the foregoing, the interests of any party may be assigned by such party to an Affiliate, provided that such Affiliate delivers to the other parties a written undertaking to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor is bound and provided further that the assignor will continue to be bound by all the obligations hereunder as if such assignment had not occurred and shall perform such obligations to the extent that such Affiliate fails to do so.

      (c) Notwithstanding the foregoing, the interests of a party under this Agreement (including, without limitation, in the case of Urbanlink, the right to receive any and all amounts payable to Urbanlink under this Agreement) may be assigned by such party by way of collateral security to a lender without the consent of the other parties, provided however that any such lender agrees in writing that:

            (i) the rights and interest of the lender are subject to the rights and interests of the parties other than the assignor under this Agreement;

            (ii) prior to realizing on such collateral security it will provide notice to the other parties giving them the opportunity to cure the default; and

            (iii) should such security be realized with the result that the title or interest of the assignor, as the case may be, is vested in an assignee, acquirer or other successor in title or interest (including the lender if such is the case) ("Successor"), then the lender will cause such Successor to enter into a written agreement with the other parties to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor was bound and this from the date the title or interest is transferred and provided further that the assignor will continue to be bound by all the obligations under this Agreement as if such transfer of title or interest had not occurred and will perform such obligations to the extent that the Successor fails to do so.

7.7   FORCE MAJEURE

The failure or delay of any party to this Agreement to perform any obligation under this Agreement solely by reason of acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labour disputes or disturbances, fire, transportation contingencies, shortage of facilities, fuel, energy, labour or materials, or laws, regulations, acts or orders of any governmental agency or official, other catastrophes, or any other circumstance beyond its reasonable control ("Force Majeure") will be deemed not to be a breach of this Agreement so long as the party so prevented from complying with this Agreement has not contributed to such Force Majeure, has used reasonable efforts to avoid such Force Majeure or to ameliorate its effects, and continues to take all actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such Force Majeure, performance of the obligations will be deferred until the Force Majeure ceases. This section will not apply to excuse a failure to make any payment when due.

7.8   COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

7.9   WAIVER

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

7.10  FURTHER ASSURANCES

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

7.11  ENTIRE AGREEMENT

This Agreement and any other documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

7.12  AMENDMENTS

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

7.13  INVALIDITY OF PARTICULAR PROVISION

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

7.14  CURRENCY

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of Canada.

7.15  NUMBER AND GENDER

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

7.16  HEADINGS AND CAPTIONS

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

7.17  ACKNOWLEDGEMENT OF RECEIPT

Each of the parties acknowledges receiving an executed copy of this Agreement.

7.18  ENUREMENT

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.



                     [THE NEXT PAGE IS THE EXECUTION PAGE.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date stated on the first page.

360NETWORKS INC.                            WORLDWIDE FIBER NETWORKS
                                            SERVICES LTD.


Per:                                        Per:

------------------------------------        ------------------------------------
Signature                                   Signature



WFI URBANLINK LTD.


Per:

------------------------------------
Signature

                                  SCHEDULE "A"

                                PHASE I STRANDS


------------------------------------------------------------------------------------------------------------------
                              MILE                                    DUCT       TUBE        STRAND       STRAND
SEGMENTS                      POINTS      ROW         KILOMETER      COLOUR     COLOUR       NUMBER        TYPE
------------------------------------------------------------------------------------------------------------------
FROM CALGARY TO EMERSON                   CP            1,443        Orange      Brown       41-42        SMF-28

FROM CP TRACKS AT CAMBIE ST.              CP            1,032        Orange      Brown       41-42        SMF-28
VANCOUVER TO CALGARY

FROM 301 INDUSTRIAL AVE. TO               CP              3          Orange      Brown       41-42        SMF-28
CP TRACKS AT CAMBIE ST.

OAK STREET BRIDGE TO 301                  CN             11          Orange      Brown       41-42        SMF-28
INDUSTRIAL, VANCOUVER

US BORDER TO VICTORIA TO OAK              CN             84          Orange      Brown       41-42        SMF-28
STREET BRIDGE

EDMONTON CN TRACKS TO                     CN             11          Orange      Brown       41-42        SMF-28
EDMONTON BRETTVILLE JUNCTION

EDMONTON BRETVILLE JUNCTION               CN            1,958        Orange      Brown       41-42        SMF-28
TO THUNDER BAY

THUNDER BAY TO TORONTO                    CN            1,402        Orange      Brown       41-42        SMF-28

TORONTO TO BROCKVILLE

Union Station to Parliament   333.8 to    TTR            12          Orange      Rose       121-122        Leaf
St.(Kingston)                 332.8

Parliament St to Scarborough  332.8 to    CN             23          Orange      Rose       121-122        Leaf
(Kingston)                    7.24

Scarborough to Pickering      325.56 to   CN             299         Orange      Rose       121-122        Leaf
Jct. (Kingston)               311.4

Pickering Jct. To Brockville  311.4 to    CN                         Orange      Rose       121-122        Leaf
(Kingston)                    125.7
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                              MILE                                    DUCT       TUBE        STRAND       STRAND
SEGMENTS                      POINTS      ROW         KILOMETER      COLOUR     COLOUR       NUMBER        TYPE
------------------------------------------------------------------------------------------------------------------
BROCKVILLE TO SMITH FALLS     27.8 to     StL&H          45          Orange      Rose       121-122        Leaf
                              0.0
SMITH FALLS TO OTTAWA (VIA)
STATION

Smith Falls to Alexander      34.5 to     StL&H          0.2         Orange      Rose       121-122        Leaf
St.(Smiths Falls)             34.38

Alexander St. to CN Radio     34.38 to    CN              1          Orange      Rose       121-122        Leaf
Site (Smiths Falls)           34.05

CN Radio Site to Richmond     34.05 to    VIA            34          Orange      Rose       121-122        Leaf
(Smiths Falls)                13.0

Richmond to Federal (Smiths   13.0 to 0.0 CN             21          Orange      Rose       121-122        Leaf
Falls)

Federal to Union Station      6.0 to 0.9  CN             10          Orange      Rose       121-122        Leaf
(Beachburg)

BORDER TO TORONTO

U.S. Border to Fort Erie      0.6 to 1.0  CN              1          Orange      Rose       121-122        Leaf
(Stamford)

Fort Erie to Port Robinson    1.0 to      CN             36          Orange      Rose       121-122        Leaf
(Stamford)                    23.14

Port Robinson to Merriton     1.27 to 7.9 CN             11          Orange      Rose       121-122        Leaf
(Thorld Spur)

Merriton to Hamilton          9.5 to      CN             55          Orange      Rose       121-122        Leaf
(Grimsby)                     43.66

Hamilton to Canpa (Oakville)  39.3 to 8.5 CN             50          Orange      Rose       121-122        Leaf

Canpa to Windsor St.          8.5 to 0.5  CN             13          Orange      Rose       121-122        Leaf
(Oakville)

OTTAWA TO QUEBEC BORDER

Union Station to Hawthorne    76.5 to     CN              6           Temp       Rose       121-122        Leaf
Diamond (Alexandria)          2.72

Hawthorne Diamond to          72.72 to    CN             0.4                     Rose       121-122        Leaf
Hawthorne (Alexandria)        72.5

Hawthorne to Quebec Border    72.5 to     VIA            97                      Rose       121-122        Leaf
(Alexandria)                  12.5
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                              MILE                                    DUCT       TUBE        STRAND       STRAND
SEGMENTS                      POINTS      ROW         KILOMETER      COLOUR     COLOUR       NUMBER        TYPE
------------------------------------------------------------------------------------------------------------------
QUEBEC BORDER TO TASCHEREAU

Quebec Border to Coteau       12.5 to 0.0 VIA           20.11        Orange      Rose      121 - 122       Leaf
Jct.(Alexandria)

Coteau Jct. To Dorion         38.0 to     CN            22.04        Orange      Rose      121 - 122       Leaf
(Kingston)                    24.3

Dorion to Dorval (Kingston)   24.3 to     CN            22.53        Orange      Rose      121 - 122       Leaf
                              10.3

Dorval to Taschereau Yard     11.6 to 9.0 CN            4.18         Orange      Rose      121 - 122       Leaf
(Montreal)

MONTREAL CENTRAL TO QUEBEC    1.28 to 1.5 CN           259.79        Orange      Rose       121-122        Leaf
CITY

US BORDER TO CAMBRIDGE

US Border to Collage Ave      226.30 to   CN/StL&H        2          Orange      Rose       121-122        Leaf
                              225.21

Collage Avenue to Hyde Park   111.8 to    StL&H          174         Orange      Rose       121-122        Leaf
Road                          3.9

Hyde Park Road to London      3.9 to 0.0  StL&H           6          Orange      Rose       121-122        Leaf

London to Airport Road        114.6 to    StL&H           8          Orange      Rose       121-122        Leaf
                              109.48

Airport Road to Cambridge     109.48 to   StL&H          84          Orange      Rose       121-122        Leaf
                              57.2
------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE "B"

                                PHASE II STRANDS


------------------------------------------------------------------------------------------------------------------
                                     MILE                                   DUCT        TUBE      STRAND   STRAND
           SEGMENTS                 POINTS         ROW      KILOMETER      COLOUR      COLOUR     NUMBER    TYPE
------------------------------------------------------------------------------------------------------------------
CAMBRIDGE TO HALWEST

Cambridge South Junction       0.8 to 11.2        StL&H         17         Orange       Rose     121-122    Leaf
(Waterloo)

South Junction to Kitchener    3.5 to 0            GEX          6          Orange       Rose     121-122    Leaf
(Huron Park)

Kitchener to Silver (Guelph)   63.05 to 29.98      GEX          53         Orange       Rose     121-122    Leaf

Silver to Halwest (Halton)     24.16 to 11.13       CN          21         Orange       Rose     121-122    Leaf

TAXCHEREAU TO MONTREAL
STATION

Taschereau Yard to Jct. W/     N/A                  CN         1.22        Orange       Rose     121-122    SMF-28
St. Laurent Sub.

Taschereau Yard to Jonction    146.2 to 141.6       CN         7.40        Orange       Rose     121-122    SMF-28
de L'Est (St. Laurent)

Jonction de L'Est to Central   6.0 to 0.8           CN         8.37        Orange       Rose     121-122    SMF-28
Station (Deux-Montagnes)

MONTREAL TO US BORDER                                                                            2 strands

QUEBEC CITY TO HALIFAX                                                                           2 strands
------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE "C"

                          CAPACITY PURCHASE AGREEMENT

                                  SCHEDULE "C"

                             TO RESELLER AGREEMENT

                          CONFIDENTIAL AND PROPRIETARY















                          CAPACITY PURCHASE AGREEMENT

                                 BY AND BETWEEN

                     WORLDWIDE FIBER NETWORK SERVICES LTD.

                                      AND

                               WFI URBANLINK LTD.

                                    DATED: -

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1 EXHIBITS; DEFINITIONS................................................1

ARTICLE 2 IRU..................................................................3

ARTICLE 3 PAYMENT..............................................................3

ARTICLE 4 ACCEPTANCE TESTING AND DELIVERY......................................4

ARTICLE 5 TERM.................................................................5

ARTICLE 6 INTERCONNECTION......................................................5

ARTICLE 7 MAINTENANCE AND REPAIR...............................................6

ARTICLE 8 USE OF THE CAPACITY 6

ARTICLE 9 INDEMNIFICATION......................................................7

ARTICLE 10 LIMITATION OF LIABILITY.............................................8

ARTICLE 11 INSURANCE...........................................................8

ARTICLE 12 NOTICES............................................................10

ARTICLE 13 CONFIDENTIALITY....................................................10

ARTICLE 14 DEFAULT............................................................11

ARTICLE 15 TERMINATION........................................................12

ARTICLE 16 FORCE MAJEURE EVENTS...............................................12

ARTICLE 17 DISPUTE RESOLUTION.................................................13

ARTICLE 18 ASSIGNMENT AND TRANSFER RESTRICTIONS...............................13

ARTICLE 19 REPRESENTATIONS AND DISCLAIMER OF WARRANTIES.......................15

ARTICLE 20 GENERAL............................................................15

                          CAPACITY PURCHASE AGREEMENT

THIS CAPACITY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of - (the "Effective Date"), by and between Worldwide Fiber Network Services, Ltd., an Alberta corporation ("Customer"), and WFI Urbanlink Ltd., an Alberta corporation ("Urbanlink").

                                    RECITALS

A. Urbanlink, either directly or indirectly, is the holder of rights in, has constructed or is constructing a fiber optic communications network, including optronics and other facilities (the "Urbanlink System"), which connects the city pairs identified in Exhibit A (the "Endpoints").

B. Customer desires to obtain from Urbanlink certain telecommunications capacity in the Urbanlink System on the terms and conditions set forth below.

Accordingly, in consideration of the mutual promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                             EXHIBITS; DEFINITIONS

1.1 Exhibits. The following exhibits are attached hereto, incorporated herein and made a part of this Agreement by this reference:

      Exhibit A:     Endpoints
      Exhibit B:     Service Level Agreement

1.2 Definitions. As used in this Agreement, the capitalized terms listed in this Section 1.2 and derivatives thereof shall have the meanings respectively ascribed to them in this Section 1.2.

      (a)   "Acceptance Date" shall have the meaning set forth in Section 4.2.

      (b) "Affiliate" shall have the meaning ascribed to it in the CANADA BUSINESS CORPORATION ACT, as amended.

      (c) "Agreement" shall have the meaning set forth in the introductory paragraph.

      (d) "Capacity" means a [linear/protected] dedicated telecommunications path with a bandwidth level of o between the Endpoints, provided by Urbanlink under the terms of this Agreement, which bandwidth shall be derived from a specific wavelength and specific fibers.

      (e)   "Completion Notice" shall have the meaning set forth in Section 4.1.

      (f)   "Confidential Information" shall have the meaning set forth in
            Section 13.1.

      (g) "Costs" means actual, direct costs paid or payable in accordance with the established accounting procedures generally used by Urbanlink and which Urbanlink utilizes in billing third parties for reimbursable projects, including without limitation the following:
            (i) internal labor costs, including wages, salaries and benefits, and overhead allocable to such labor costs equal to 15%, and (ii) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

      (h)   "Delivery Date" shall have the meaning set forth in Exhibit B.

      (i)   "Dollars" or "$"means U.S. Dollars.

      (j) "Effective Date" shall have the meaning set forth in the introductory paragraph to this Agreement.

      (k)   "Endpoints" shall have the meaning set forth in Recital A.

      (l)   "Force Majeure Events" shall have the meaning set forth in Article
            16.

      (m) "Impositions" means all taxes, good and services taxes, sales taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including, without limitation, ad valorem, real property, gross receipts, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement by any federal, provincial, state or local government or other public taxing authority.

      (n) "Interest Rate" means the lower of (i) the highest rate permitted by law, or (ii) one and one-half percent (1.5%) per month (equivalent to 19.56% per annum).

      (o)   "IRU" shall have the meaning set forth in Section 2.1.

      (p)   "IRU Effective Date" shall have the meaning set forth in Section
            5.1.

      (q)   "O&M Fees" shall have the meaning set forth at Section 7.2.

      (r) "Party" means each of Urbanlink and Customer and "Parties" shall mean Urbanlink and Customer.

      (s)   "Permitted Assignee" shall have the meaning set forth in Section
            18.2.

      (t) "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      (u)   "Purchase Price" shall have the meaning set forth at Section 3.1.

      (v)   "Service Level Agreement" shall have the meaning set forth at
            Section 4.1.

      (w)   "Term" shall have the meaning set forth at Section 5.1.

      (x) "Urbanlink Account" means the following bank account of Urbanlink, which may be modified or changed by Urbanlink in writing from time to time:

            Account Name:
            Account Number:
            Bank Name:
            Reference:

      (y) "Underlying Rights" means, with respect to particular end points, all licenses, leases, easements, rights-of-way, deeds, franchises, permits, authorizations, consents and approvals (including without limitation, any necessary local, provincial federal or First Nations authorizations and environmental permits) and other rights, titles, or interests as are necessary for the construction, installation, operation, maintenance or repair of the Urbanlink System between such end points.

      (z)   "Urbanlink System" shall have the meaning set forth in Recital A.

                                   ARTICLE 2
                                      IRU

2.1 As of the IRU Effective Date, Urbanlink shall deliver and provide to Customer and Customer shall receive from Urbanlink an exclusive and indefeasible right of use of the Capacity on the terms and conditions set forth in the Agreement (the "IRU").

2.2 Urbanlink represents and warrants that it possesses those certain rights to the Capacity necessary for Urbanlink to deliver the Capacity to Customer. Urbanlink shall keep the Capacity free from all claims, liens, encumbrances, rights or claims of any third party attributable to Urbanlink which have a material adverse effect on the right of Customer to use the Capacity as contemplated by this Agreement.

                                   ARTICLE 3
                                    PAYMENT

3.1 In consideration of the grant of the IRU hereunder by Urbanlink to Customer, Customer agrees to pay to Urbanlink a fee in the amount of $o (the "Purchase Price"). 20% of the Purchase Price is due and payable on each of (i) the date of the commencement of the provision of Capacity under this Agreement, (ii) the first anniversary of the date of the commencement of the provision of Capacity under this Agreement, (iii) the second anniversary of the commencement of the provision of Capacity under date of this Agreement, (iv) the third anniversary of the date of the commencement of the provision of Capacity under this Agreement, and (v) the fourth anniversary of the date of the commencement of the provision of Capacity under this Agreement.

3.2 All payments made by Customer hereunder in excess of $100,000 shall be made by wire transfer of immediately available funds to the Urbanlink Account. Payments of all other amounts by Customer hereunder may be made by wire transfer or by company check of immediately available funds payable to Urbanlink.

3.3 If Customer fails to make any payment under this Agreement when due, then, in addition to such sum and to any other rights and remedies that Urbanlink may have, Customer shall pay interest on such unpaid amount at the Interest Rate until such sum is paid in full and such interest shall accrue both before and after judgment. Notwithstanding the foregoing, no interest shall accrue on any payment that is disputed in good faith by Customer while such dispute is pending. If such dispute is later resolved in favor of Urbanlink, such amount shall bear interest at the Interest Rate from the date when due until paid.

3.4 In addition to the amounts payable under Section 3.1, Customer shall be responsible to pay directly or reimburse Urbanlink, as requested by Urbanlink, for all other sums, costs, fees and expenses that are required to be paid under this Agreement. Urbanlink will invoice Customer for all sums, costs, fees and expenses, owed by Customer to Urbanlink, and Customer shall pay such invoices within 30 days of the invoice date, except for the Purchase Price which shall be paid in accordance with
      Section 3.1.

3.5 All payments made by Customer under this Agreement shall be made without any deduction or withholding for or on account of any Imposition. If Customer is required by law to make any deduction or withholding from any payment due Urbanlink, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Customer to Urbanlink shall be increased so that after any such deduction or withholding for such Impositions or any additional deduction or withholding on account of any Imposition caused by such additional gross-up payment, the net amount received by Urbanlink will not be less than what Urbanlink would have received had no deduction or withholding been required.

                                   ARTICLE 4
                        ACCEPTANCE TESTING AND DELIVERY

4.1 When Urbanlink has determined that the Capacity is operating substantially in conformity with the applicable service levels set forth in Exhibit B (the "Service Level Agreement"), Urbanlink shall promptly provide Customer written notice of the same (a "Completion Notice"). Each Completion Notice shall set forth the date upon which Urbanlink will commence delivery of the Capacity to Customer provided that all payments due under this Agreement have been paid in full.

4.2 Within ten (10) days of receipt of a Completion Notice, Customer shall provide Urbanlink a written notice accepting or rejecting the Capacity, specifying in reasonable detail, if rejected, the defect or failure in the Capacity. If Customer fails to notify Urbanlink of its acceptance or rejection of the Completion Notice within ten (10) days following Customer's receipt of the same, Customer shall be deemed to have accepted such Capacity. Any use of Capacity by Customer other than for testing purposes shall be deemed to constitute acceptance of the Capacity. The date of such notice of acceptance or deemed acceptance of the Capacity shall be the "Acceptance Date". In the event of any good-faith rejection by Customer, Urbanlink shall take such action as reasonably necessary, and as expeditiously as practicable, to correct or cure such defect or failure. Customer shall in no event be entitled to commence use of the Capacity until after Urbanlink has received payment in full.

4.3 Provided Urbanlink first obtains Customer's written consent, which consent may not be unreasonably withheld or delayed, Urbanlink may substitute, change or reconfigure the telecommunications equipment and facilities used in providing the Capacity as long as the quality and type of Capacity is not impaired or changed. In such event, the Parties shall work together in good faith to minimize any disruption of service in connection with such substitution, change or reconfiguration.

                                   ARTICLE 5
                                      TERM

5.1 The IRU shall become effective on the first day when both the Acceptance Date has occurred, and Urbanlink has received payment in full of the Purchase Price (the "IRU Effective Date") and the IRU shall extend until the expiry of the Underlying Rights in respect of that part of the Urbanlink System that contains the specific fibres on which the Capacity is being provided by Urbanlink under the terms of this Agreement (the "Term"); provided that if the Underlying Rights for the routes described on Exhibit A expire on different dates, the Term shall expire on the expiry on the last of such Underlying Rights to expire; and provided further that if the Underlying Rights expire for some routes described on Exhibit "A" prior to the expiry of the Term, the IRU shall then expire and terminate for such route and the rights of the Customer to use the Capacity in respect of such route shall cease.

5.2 At the expiration or other termination of this Agreement, the IRU shall immediately terminate, and all rights of Customer to use the Capacity shall cease. The expiration or termination of this Agreement shall not relieve Customer from any liabilities arising prior to such termination.

5.3 If at any time Customer, in its absolute discretion, determines not to retain the IRU, Customer shall have the right to abandon the IRU by written notice to Urbanlink. In the case of such abandonment, this Agreement shall terminate and Customer shall not be entitled to a refund of any of the consideration paid. Upon such termination, all fees, costs and other expenses with respect to this Agreement shall be immediately due and payable to Urbanlink by Customer.

                                   ARTICLE 6
                                INTERCONNECTION

6.1 To the extent technically feasible, as determined by Urbanlink and the Customer acting reasonably and in good faith, Urbanlink shall permit Customer to interconnect its communications system with the Capacity within Urbanlink's facilities or structures at the Endpoints or at such other location as may be agreed from time to time, acting reasonably. Urbanlink shall perform all work with respect to such interconnection as it relates to the Urbanlink System or any other facilities, equipment or structures of Urbanlink or its Affiliates. Customer shall pay Urbanlink for its Costs to perform such work plus a management fee equal to fifteen percent (15%) of such Costs within thirty
      (30) days of receiving an invoice therefor. Nothing contained in this Agreement shall obligate Customer to obtain or facilitate the provisioning of local access with respect to the Capacity.

                                   ARTICLE 7
                             MAINTENANCE AND REPAIR

7.1 From and after the IRU Effective Date, Urbanlink shall maintain the Capacity in good working order and in accordance with industry standards.

7.2 In consideration of the maintenance services, Customer shall pay Urbanlink the operations and maintenance fees (the "O&M Fees") with respect to the city pairs listed below (subject to adjustment as provided in Section 7.3) equal to a monthly amount determined by the Customer and Urbanlink, acting reasonably, each year as being a reasonable allocation of the costs of Urbanlink to operate, repair and maintain the Urbanlink System.

7.3 The O&M Fee shall be increased annually, beginning with the first anniversary of the Effective Date, by the increase, if any, in the Consumer Price Index - Canada - All Items ("CPI") published by Statistics Canada for the twelve (12) month period ending three months prior to such anniversary of the effective date. In the event that Statistics Canada no longer publishes the CPI, Customer and Urbanlink shall together, acting reasonably and in good faith, designate the statistical index they consider most appropriate for adjustments to a fee and, from the date the CPI ceased to be published, such index shall be used to make adjustments in a fee under this provision.

7.4 Customer shall have no right to physically access in any manner the Urbanlink System or any components thereof.

                                   ARTICLE 8
                              USE OF THE CAPACITY

8.1 Customer represents, warrants and covenants that it will use the Capacity in compliance with and subject to all applicable government codes, ordinances, laws, rules and regulations and will require its customers that purchase telecommunication services, circuits or capacity from the Customer or its Affiliates do the same. Customer shall not use its systems in a way that interferes in any way with or adversely affects the use of the Urbanlink System or any other Person using the Urbanlink System or Capacity thereon. The parties acknowledge that the Urbanlink System includes or will include other customers and participants, including without limitation other owners and users of telecommunication systems.

8.2 Notwithstanding anything to the contrary contained herein, Customer shall secure, prior to the IRU Effective Date, and maintain in full force and effect during the Term, any and all necessary consents, franchises or similar approvals from all governmental and other authorities which are necessary or required to be obtained by Customer for Urbanlink to grant the IRU to Customer and for the use and operation of the Capacity by Customer.

8.3 Subject to Article 18, Urbanlink shall have no right to sell, lease, transfer or use the Capacity or any portion thereof.

8.4 Customer and Urbanlink each agree to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder. Customer and Urbanlink shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the Urbanlink System or Capacity that are known to such Party.

                                   ARTICLE 9
                                INDEMNIFICATION

9.1 Subject to the provisions of Articles 10 and 19, Urbanlink hereby agrees to indemnify, defend, protect and hold harmless Customer, its Affiliates and their employees, officers and directors, from and against, and assumes liability for:

      (a) All suits, actions, damages or claims of any character (i) brought against Customer or its Affiliates because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the acts or negligent omissions of Urbanlink in the performance of construction or maintenance of the Urbanlink System or the provision of the Capacity or the performance of its obligations under this Agreement; and (ii) brought against Customer or its Affiliates under the workers compensation laws, except to the extent caused by the negligence or wilful misconduct of the parties indemnified hereunder.

9.2 Subject to the provisions of Article 10, Customer hereby agrees to indemnify, defend, protect and hold harmless Urbanlink, and its employees, officers and directors, from and against, and assumes liability for:

      (a) All suits, actions, damages or claims of any character (i) brought against Urbanlink or its Affiliates because of any injuries or damage received or sustained by any persons or property which in whole or in part arise on account of the acts or negligent omissions of Customer in the performance of its obligations under this Agreement; (ii) brought against Urbanlink or its Affiliates under workers compensation laws, except to the extent caused by the negligence or wilful misconduct of the parties indemnified hereunder; and (iii) brought against Urbanlink or its Affiliates because of any damage arising out of or resulting from Customer's use of the Capacity and conduct of its business, including the content of any video, voice or data carried by Customer or its customers through or using the Capacity.

9.3 Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or negligent omissions of such third party as such acts or omissions may affect the construction, operation or use of the Capacity or the Urbanlink System; provided, however, that each Party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other Party to pursue any such action against such third party.

                                   ARTICLE 10
                            LIMITATION OF LIABILITY

10.1 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT TO THE EXTENT CAUSED BY ITS WILFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL COSTS, LIABILITIES OR DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, SUCH PARTY'S PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT.

10.2 Notwithstanding anything contained in this Agreement to the contrary, the Parties acknowledge and agree that on and after the Acceptance Date, Customer's sole rights and remedies with respect to any defect in or failure of the Capacity to perform in accordance with the Service Level Agreement shall be limited to the remedies set forth in the Service Level Agreement.

10.3 The Parties expressly agree that no claim for losses or damages whatsoever in connection with this Agreement shall be made more than two years after the date that the event giving rise to such claim is known or reasonably should have been known to the Party making such claim.

                                   ARTICLE 11
                                   INSURANCE

11.1 Throughout the term of the IRU, each Party shall procure and maintain in force, at its own expense:

      (a) General Liability insurance with a minimum limit of $5,000,000, including coverage for contractual liability, non-owned auto liability, Owner's & Contractor's protective liability and products and completed operations liability. Such policy shall be written on an occurrence basis and shall contain a cross liability or severability of interest clause;

      (b) Workers' Compensation insurance covering all employees engaged in the work in accordance with the statutory requirements of the county, state, province or territory or other governmental body having jurisdiction over such employees.

      (c) Employers' Liability insurance with a minimum limit of $5,000,000, covering all employees engaged in the work;

      (d) Automobile liability insurance with a minimum limit of $5,000,000, covering all motor vehicles owned, operated and/or licensed (including owned, leased, or hired units);

      (e) "All Risks" Property insurance on a replacement cost basis, for damage to the system and associated property, with deductibles and limits in such amounts as would from time to time be carried by a prudent owner considering the property insured; and

      (f) any other insurance coverages specifically required of such Party pursuant to right-of-way agreements with railroads or other third parties.

      (g) Both parties shall require any contractors engaged in construction or maintenance of the system to maintain insurance in accordance with the provisions of this Article 11.1.

11.2 Both parties expressly acknowledge that a Party shall be deemed to be in compliance with the provisions of this Article if it maintains a self-insurance program providing for a retention of up to $1,000,000. Unless otherwise agreed, Customer's and Urbanlink's insurance policies shall be obtained and maintained with companies rated "A" or better by BEST'S KEY RATING GUIDE and each Party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage.

11.3 If either Party fails to obtain the required insurance or fails to obtain the required certificates from any contractor and a claim is made or suffered, such Party shall indemnify and hold harmless the other Party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other Party, such other Party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the Party failing to obtain such insurance.

11.4 In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the Party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier.

11.5 Each party shall upon request from the other provide evidence of the insurances which it is obligated to maintain under clause 11.1. All insurance policies shall contain a provision that coverage cannot be cancelled or materially reduced until the insurer has provided at least 30 days written notice to the non-insuring party.

11.6 Each party shall require all policies related to this contract be amended to include the other party as an additional named insured and shall require insurers to amend all such policies to include a waiver of subrogation in favor of the other party.

                                   ARTICLE 12
                                    NOTICES

12.1 All notices and other communications required or permitted under this Agreement shall be in writing and shall be given by hand delivery (including by means of a professional messenger service or overnight mail) addressed as follows:

      If to Customer:

              Worldwide Fiber Network Services Ltd.
              Suite 1510, 1066 West Hastings Street
              Vancouver, B.C.  V6E 3X1

              Attention:  Catherine McEachern


      If to Urbanlink:

              WFI Urbanlink Ltd.
              Suite 1000, 1066 West Hastings Street
              Vancouver, B.C.  V6E 3X1

              Attention:  William Ramsey

      Any such notice or other communication shall be deemed to be effective when actually received or refused. Either Party may by similar notice given change the address to which future notices or other communications shall be sent.

                                   ARTICLE 13
                                CONFIDENTIALITY

13.1 This Agreement and all materials, maps, and other documents which are marked confidential and disclosed by one Party to the other in fulfilling the provisions and intent of this Agreement, are and shall be confidential (the "Confidential Information"). Neither Party shall divulge or otherwise disclose the Confidential Information to any third party without the prior written consent of the other Party, except that either Party may make disclosure to those required for the implementation or performance of this Agreement, auditors, attorneys, financial advisors, lenders and prospective lenders, funding partners and prospective funding partners, provided that in each case the permitted recipient agrees in writing to be bound by the confidentiality provisions set forth in this section. In addition, either Party may make disclosure as required by a court order or as otherwise required by law or in any legal or arbitration proceeding relating to this Agreement. If either Party is required by law or by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose the Confidential Information, it will provide the other Party with prompt prior written notice of such request or requirement so that such Party may seek an appropriate protective order and/or waive compliance with this Section. The Party whose consent to disclose information is requested shall respond to such request, in writing, within five (5) working days of the request by either authorizing the disclosure or advising of its election to seek a protective order, or if such Party fails to respond within the prescribed period the disclosure shall be deemed approved.

13.2 Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by Urbanlink.

13.3 Upon termination of this Agreement for any reason or upon request of Urbanlink, Customer shall return all Confidential Information, together with any copies of same, to Customer. The requirements of confidentiality set forth herein shall survive the return of such Confidential Information.

13.4 Customer shall not, without first obtaining the written consent of Urbanlink, use any trademark or trade name of Urbanlink or refer to the subject matter of this Agreement or Urbanlink in any promotional activity or otherwise, nor disclose to others any specific information about the subject matter of this Agreement. Neither Party shall issue any publication or press release relating directly or indirectly to this Agreement without the prior written consent of both Parties.

13.5 The provisions of this Article shall survive expiration or other termination of this Agreement.

                                   ARTICLE 14
                                    DEFAULT

14.1  A default shall be deemed to have occurred under this Agreement if:

      (a) in the case of a failure to pay any amount when due under this Agreement, a Party fails to pay such amount within ten (10) days after notice specifying such breach, or

      (b) in the case of any other material breach of this Agreement, a Party fails to cure such material breach within thirty (30) days after notice specifying such breach, provided that if the breach is of a nature that cannot be cured within thirty (30) days, a default shall not have occurred so long as the breaching Party has commenced to cure within said time period and thereafter diligently pursues such cure to completion.

      (c) either of the following occur (i) a Party makes a general assignment for the benefit of its creditors, files a voluntary petition in bankruptcy or any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; or (ii) an involuntary petition in bankruptcy, other insolvency protection against either Party is filed and not dismissed within one hundred twenty days
            (120) days.

14.2 If the default consists of a failure of Customer to pay to Urbanlink any part of the Purchase Price, Urbanlink may terminate any and all of its obligations under this Agreement, and apply any and all amounts previously paid by Customer hereunder toward the payment of any other amounts then or thereafter payable by Customer under this Agreement or suspend the provisioning of the Capacity hereunder. In the event of any other default under this Agreement the non-defaulting Party may avail itself of one or more of the following remedies: (a) take such actions as it determines, in its sole discretion, to correct the default; and (b) pursue any legal remedies it may have under applicable law or principles of equity, including specific performance.

14.3 A waiver by either Party at any time of any of its rights as to anything herein contained shall not be deemed to be a waiver of any breach of covenant or other matter subsequently occurring.

14.4 Notwithstanding anything contained in this Agreement to the contrary, Customer's sole and exclusive remedy for any failure by Urbanlink to deliver the Capacity in accordance with this Agreement shall be limited to those contained in the Service Level Agreement.

                                   ARTICLE 15
                                  TERMINATION

15.1 This Agreement shall automatically terminate on the expiration or termination of the Term, or earlier as provided in this Agreement. Upon the expiration of the Term or other termination of this Agreement, the IRU shall immediately terminate and all rights of Customer to use the Capacity shall cease, all such rights shall revert to Urbanlink, and Urbanlink shall owe Customer no further duties, obligations or consideration. Termination of this Agreement shall not affect the rights or obligations of either Party that have arisen before the date of termination or expiration.

                                   ARTICLE 16
                              FORCE MAJEURE EVENTS

16.1 Neither Party shall be in default under this Agreement if and to the extent that any failure or delay in such Party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such Party's performance of such obligation or obligations shall be excused and extended for and during the period of any such delay: act of God; fire; flood; fiber, cable, equipment or other material or component failures, shortages or unavailability or other delay in delivery not resulting from the responsible Party's failure to timely place orders therefor; lack of or delay in transportation; construction or permitting delays; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; failure of a third party to grant or recognize a required property, right of way or license right; or any other cause beyond the reasonable control of such Party (collectively, "Force Majeure Events"). The Party claiming relief under this Article shall notify the other in writing of the existence of the event relied on and the cessation or termination of said event, and the Party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay.

                                   ARTICLE 17
                               DISPUTE RESOLUTION

17.1 Application. The Parties will attempt to resolve any dispute arising out of this Agreement promptly through discussions at the operational level. In the event a resolution is not achieved, the disputing Party shall provide the other Party with written notice of the same and the Parties shall attempt to resolve such dispute between senior executives who have the authority to settle such dispute. If the Parties fail to resolve such dispute within thirty (30) days of the non-disputing Party's receipt of the written notice, either Party may seek arbitration as set forth below.

17.2 Arbitration. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom (including, without limitation, any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, related directly or indirectly to this Agreement, and whenever brought and whether between the parties to this Agreement or between one of the parties to this Agreement and the employees, agents or affiliated businesses of the other Party), shall be referred to and finally resolved by arbitration under the Rules of the British Columbia International Commercial Arbitration Centre. The appointing authorities shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases Under the BCICAC Rules". The place of arbitration shall be Vancouver, British Columbia, Canada. The number of arbitrators shall be one.

17.3 Discovery. There shall be no discovery other than the exchange of information that is provided to the arbitrator by the parties. Each Party shall bear its own costs and attorneys' fees, and the parties shall share equally the fees and expenses of the arbitrator. The arbitrator's decision and award shall be final and binding, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

17.4 Enforcement. If any Party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and another Party successfully stays such action or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

                                   ARTICLE 18
                      ASSIGNMENT AND TRANSFER RESTRICTIONS

18.1 Except as provided in Section 18.2, Customer may not transfer or assign all or any part of its interest under this Agreement, or delegate any duties, burdens, or obligations arising hereunder, without Urbanlink's consent, which consent shall not be unreasonably withheld or delayed. A transfer or assignment in violation of this Article 18 shall constitute a material breach of this Agreement. If any such consent is given, Customer nevertheless shall remain fully and primarily liable for all obligations under this Agreement. Notwithstanding anything to the contrary contained in this Article 18,

      Customer may sell or lease any telecommunications circuits, capacity or other services comprising the Capacity to third parties.

18.2 Customer may assign this Agreement in whole, but not in part, to a Permitted Assignee. As used in this Section 18.2, the term "Permitted Assignee" shall mean (a) any Affiliate of Customer, (b) any Person that purchases all or substantially all of the assets of Customer, or any other Person formed by or surviving the merger or consolidation of Customer and any other person or (c) any institutional lender to whom this Agreement is assigned as collateral security for any indebtedness of Customer or any Affiliate of Customer, provided that such collateral assignment is subject to the terms of this Agreement. Upon any assignment to a Permitted Assignee, the assignor shall remain responsible for performance under this Agreement. Any Permitted Assignee pursuant to subparagraph (a) or (b) above shall expressly assume all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer, prior to or upon the effectiveness of such assignment and, in the case of an assignment as provided in subparagraph (c) of this Section 18.2, in the event the institutional lender exercises its rights with respect to this Agreement it shall expressly assume all obligations and liabilities with respect to the Agreement which arise thereafter.

18.3 Except as provided in Section 18.4, Urbanlink may not transfer or assign all or any part of its interest under this Agreement, or delegate any duties, burdens, or obligations arising hereunder, without Customer's consent, which consent shall not be unreasonably withheld or delayed. A transfer or assignment in violation of this Article 18 shall constitute a material breach of this Agreement. If any such consent is given, Urbanlink nevertheless shall remain fully and primarily liable for all obligations under this Agreement.

18.4 Urbanlink may assign this Agreement in whole, but not in part, to a Permitted Assignee. As used in this Section 18.4, the term "Permitted Assignee" shall mean (a) any Affiliate of Customer, (b) any Person that purchases all or substantially all of the assets of Urbanlink, or any other Person formed by or surviving the merger or consolidation of Urbanlink and any other person or (c) any institutional lender to whom this Agreement is assigned as collateral security for any indebtedness Urbanlink or any Affiliate of Urbanlink, provided that such collateral assignment is subject to the terms of this Agreement. Upon any assignment to a Permitted Assignee, the assignor shall remain responsible for performance under this Agreement. Any Permitted Assignee pursuant to subparagraph (a) or (b) above shall expressly assume all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer, prior to or upon the effectiveness of such assignment and, in the case of an assignment as provided in subparagraph
      (c) of this Section 18.4, in the event the institutional lender exercises its rights with respect to this Agreement it shall expressly assume all obligations and liabilities with respect to the Agreement which arise thereafter.

18.5 This Agreement and each of the Parties' rights and obligations under this Agreement shall be binding upon and shall inure to the benefit of the Parties, hereto and each of their respective permitted successors and assigns.

                                   ARTICLE 19
                  REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

19.1 By execution of this Agreement, each Party represents and warrants to the other:

      (a) That the representing Party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing Party is not in violation of its charter or bylaws, or any law, regulation or agreement by which it is bound or to which it is subject;

      (b) That the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, that the signatories for such Party hereto are authorized to sign this Agreement, and that the joinder or consent of any other Party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such Party.

19.2 EXCEPT AS SET FORTH IN THE SERVICE LEVEL AGREEMENT, Urbanlink MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CAPACITY, THE URBANLINK SYSTEM, OR ANY WORK PERFORMED UNDER THIS AGREEMENT INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE BY URBANLINK TO CUSTOMER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

                                   ARTICLE 20
                                    GENERAL

20.1 Binding Effect. This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding on and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

20.2 Waiver. The failure of either Party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

20.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal law of Canada applicable therein, without giving effect to its principles of conflicts of laws. Subject to Article 17, any litigation based hereon, or arising out of or in connection with a default by either Party in the performance of its obligations hereunder, shall be brought and maintained exclusively in the courts of the Province of British Columbia, in Vancouver, British Columbia, and each Party hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation.

20.4 Rules of Construction. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

      (a) Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

      (b) Except as set forth to the contrary herein, any right or remedy of Customer or Urbanlink shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

      (c) Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

      (d) This Agreement has been fully negotiated between and jointly drafted by the Parties.

      (e) All actions, activities, consents, approvals and other undertakings of the Parties shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date expressly specified herein. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a Party's performance.

20.5 Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits and Attachment referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by each Party and delivered to the Party relying on the writing.

20.6 No Personal Liability. Each action or claim against any Party arising under or relating to this Agreement shall be made only against such Party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such Party. No Party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other Party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

20.7 Relationship of the Parties. The relationship between Customer and Urbanlink shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. Customer and Urbanlink, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof.

20.8 Severability. If any term, covenant or condition contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20.9 Legal Fees. If either Party commences an action against the other Party arising out of or related to this Agreement, the prevailing Party in such litigation shall be entitled to reasonable legal fees and costs in addition to such other relief as may be awarded.

20.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

20.11 Title to Equipment; Infrastructure. This Agreement shall not in any way convey title or any interest in the infrastructure, systems, equipment, facilities or other property of Urbanlink (or its Affiliates) utilized in connection with the provision of Capacity to Customer.



                     [THE NEXT PAGE IS THE EXECUTION PAGE.]

In confirmation of their consent and agreement to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.

WORLDWIDE FIBER NETWORK SERVICES LTD.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

WFI URBANLINK LTD.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                   EXHIBIT A

                               Capacity Endpoints





City Pairs/Endpoints   Endpoint Addresses   Agreed Upon Mileage   Purchase Price

                                   EXHIBIT B

                            Service Level Agreement



       As agreed to from time to time between Urbanlink and the Customer.